SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report:  May 3, 2007
(Date of earliest event reported)

XECHEM INTERNATIONAL, INC.

(Exact name of registrant as specified in the charter)

Delaware (State or other jurisdiction of incorporation)	0-23788 (Commission File No.)	22-3284403 (IRS Employer Identification No.)

New Brunswick Technology Center

100 Jersey Avenue, Building B, Suite 310
New Brunswick, New Jersey 08901-3279
(Address of Principal Executive Offices)

(732) 247-3300
Registrant's telephone number including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

___	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors

Addition of Robert Swift to Board of Directors.  Effective May 3, 2007 Robert Swift was added to the Board of Directors of the Company as one of the nominees from the purchasers of Units comprised of Convertible Debentures plus Warrants pursuant to the Securities Purchase Agreement of the Company dated as of April 4, 2007.  Dr. Swift is presently a Healthcare Consultant.  He received his Ph.D. in Biochemistry from Michigan State University and his M.B.A. in Finance from Indiana University. He has 15 years of experience in molecular biology, cancer research, biopharmaceuticals, and medical devices, and over ten years of experience with Eli Lilly and Company involved in drug research and pre-clinical development.  He has worked as a biotechnology analyst and an investment banker for 5 years, and was Director of Research in Life Sciences at Unterberg, Towbin.  In 2001, he joined Origin Capital Management and was co-portfolio manager until 2004.

The Company as of this date has not compensated Dr. Swift for joining the Board of Directors of the Company.  Dr. Swift purchased $100,000 of Units in connection with the initial closing of the Securities Purchase Agreement.  Dr. Swift's Units are comprised of: (i) a $100,000 Convertible Debenture, bearing interest at 8% per annum, maturing March 31, 2009 and convertible into Common Stock of the Company at $0.0175 per share (subject to possible adjustment - the "Conversion Price"); and (ii) two warrants, the first of which expires April 4, 2009 and which is purchasable for 37.5% of the principal amount of the Convertible Debenture divided by the Conversion Price and exercisable at $0.0225 per share, and the second of which expires April 2, 2010 and is purchasable for a like amount of shares, exercisable at $0.06 per share.  The terms of the Units are described more fully in the Form 8-K filed by the Company announcing the initial closing of the Securities Purchase Agreement, the terms of which are incorporated by reference herein.  Dr. Swift also assisted Basu Capital in connection with its advisory services to the Company related to the Securities Purchase Agreement and was compensated with: (i) $56,400 in cash from the proceeds paid by the Company to Basu Capital; and (ii) an allocation of options to purchase up to 17,908,914 shares of the Company's common stock at $0.001 per share, expiring April 4, 2009, from the options allocated to Basu Capital in connection with the performance of its advisory services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xechem International, Inc.

/s/Ramesh C. Pandey

By:       Ramesh C. Pandey, PhD, CEO

Dated:  May 9, 2007